Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of Brown Shoe Company, Inc. of our reports dated April 1, 2011, with respect to the consolidated financial statements and schedule of Brown Shoe Company, Inc. and the effectiveness of internal control over financial reporting of Brown Shoe Company, Inc., included in this Annual Report (Form 10-K) for the year ended January 29, 2011.

Form Number	Registration Statement Number	Description

Form S-8	333-83717	Incentive and Stock Compensation Plan of 1999

Form S-8	333-65900	Brown Shoe Company, Inc. 401(k) Savings Plan

Form S-8	333-89014	Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2002

Form S-8	333-134496	Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2002, as amended

Form S-8	333-147989	Brown Shoe Company, Inc. Deferred Compensation Plan

Form S-8	333-151122	Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2002, as amended

St. Louis, Missouri
April 1, 2011